December 12, 2007

Mr. Edward P. Campbell
Chairman and Chief Executive Officer
Nordson Corporation
28601 Clemens Road
Westlake, OH 44145-1119

Dear Ed,

I intend to retire from my employment at Nordson
Corporation effective the close of business on
January 2, 2008.

This letter shall serve as my notice of resignation effective that date as a Director of Nordson Corporation and as an
officer of the corporation and its subsidiaries.

I have valued my association with Nordson and I wish you,
the employees and the company continued success in the future.

With best personal regards,

Peter S. Hellman